Exhibit 99.1
General Growth Properties, Inc.
Supplemental Financial Information
For the Three and Nine Months Ended September 30, 2010
This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, our ability to successfully complete our plan of reorganization and emerge from bankruptcy, our ability to refinance, extend, restructure or repay our near and intermediate term debt, our substantial level of indebtedness, our ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, our liquidity demands and retail and economic conditions. Readers are referred to the documents filed by General Growth Properties, Inc. with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. The Company disclaims any obligation to update any forward-looking statements.

Supplemental Financial/Operational Data
September 30, 2010
Table of Contents
All information included in this supplemental package is unaudited and is as of September 30, 2010, unless otherwise indicated.

Corporate Overview	1 - 2
Corporate Profile	1
Bankruptcy	1
Corporate Overview	1
Stock Listing	1
Common Stock Dividend	1
Investor Relations	1
Transfer Agent	1
Debt Ratings	1
Ownership Structure	2
Total Market Capitalization	2

Third Quarter Earnings Announcement	3-15

Supplemental Financial Data*	16-25
Summary Retained FFO & Core FFO	17
Tenant Allowances, Above- and Below-Market Tenant Leases & Straight Line Rent	18
Master Planned Communities	19-20
Capital Information	21
Changes in Total Common & Equivalent Shares	22
Common Dividend History	23
Summary of Outstanding Debt	24
Third Quarter 2010 Financing Activity	25

Supplemental Operational Data	26-30
Operating Statistics, Certain Financial Information & Top Tenants	27
Retail Portfolio GLA, Occupancy, Sales & Rent Data	28
Retail and Other Net Operating Income by Geographic Area at Share	29
Lease Expiration Schedule, Lease Termination Income at Share	30

Expansions, Redevelopments & New Developments	31-32

*	The supplemental financial data should be read in conjunction with the Company’s third quarter earnings information (included as pages 3-15 of this supplemental report) as certain disclosures and reconciliations in such announcement have not been included in the supplemental financial data.

Corporate Overview

Corporate Profile
GGP and its predecessor companies have been in the shopping center business for over fifty years. GGP is one of the largest U.S.-based publicly traded real estate investment trusts (REIT). At September 30, 2010, the Company has ownership interest in a portfolio of more than 200 regional shopping malls in 43 states, as well as ownership in master planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet and includes over 24,000 retail stores nationwide. Average occupancy at September 30, 2010 was 91.4% and tenant sales per square foot were $426.
Bankruptcy
On April 16, 2009 and April 22, 2009, GGP, approximately 166 regional shopping centers and certain subsidiaries voluntarily sought relief under Chapter 11 of the United States Bankruptcy Code. Certain other subsidiaries, and GGP’s joint ventures, did not file for such bankruptcy protection. As of September 30, 2010, 262 of the 388 subsidiaries which filed for bankruptcy, including 149 regional shopping centers, had emerged from bankruptcy. On October 21, 2010 the plan of reorganization for GGP and the remaining debtors was confirmed. GGP and such companies are expected to emerge from bankruptcy in November 2010.
Corporate Overview
The corporate mission of GGP is to create value and profit by acquiring, developing, renovating, and managing regional malls in major and middle markets throughout the United States.
Stock Listing
Common Stock
NYSE: GGP
Common Stock Dividend
The Company paid a common stock dividend for 2009 of $0.19 consisting of approximately $6.0 million in cash and 4,923,287 shares of common stock on January 28, 2010.

Investor Relations	Transfer Agent

Jim Graham	BNY Mellon
Senior Director, Public Affairs	Shareowner Services
General Growth Properties	480 Washington Blvd
110 North Wacker Drive	Jersey City, NJ 07310
Chicago, IL 60606	(888) 395-8037
Phone (312) 960-2955	Foreign Stockholders:
Fax (312) 994-6747	+1 201 680-6578
james.graham@ggp.com

Debt Ratings

Standard & Poors — Corporate Rating	NR
Standard & Poors — Senior Debt Rating	NR
Standard & Poors — TRCLP Bonds Rating	NR
Moody’s — Senior Debt Rating	C
Moody’s — TRCLP Bonds Rating	C

Please visit the GGP web site for additional information:	www.ggp.com

Summary Ownership Structure as of September 30, 2010

Total Market Capitalization (dollars in thousands)		September 30, 2010

Total Portfolio Debt (Company consolidated debt plus applicable share from unconsolidated affiliates) (a) (b) (c)		$27,344,960

Perpetual Preferred Units (d)
Perpetual Preferred Units at 8.25%	$5,000

Convertible Preferred Units (d)
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	63,986

	115,756

Total Preferred Securities		$120,756

Other Preferred Stock		476

Common Operating Partnership Units (e)
7.4 million Operating Partnership Units based on an exchange rate of one for 1.0158 per share of common stock as adjusted as a result of common stock issued as a dividend		115,117

Common Stock
317.4 million shares of common stock — outstanding at end of period (e) (f)		$4,951,317

Total Market Capitalization at end of period		$32,532,626

(a)	Reflected at carrying value at September 30, 2010 and excludes liabilities to special improvement districts of $64.8 million, noncontrolling interest adjustment of $69.3 million, mark-to-market adjustments of ($584.9 million) and senior notes discount of ($47.7 million).

(b)	Company consolidated debt at September 30, 2010 includes approximately $6.9 billion of mortgage and other notes payable which are currently subject to compromise as certain of our operating entities are operating under Chapter 11 protection. Accordingly, the carrying value for such loans may not reflect the amount which ultimately may be allowed and paid as a result of our chapter 11 cases.

(c)	Due to the Aliansce IPO in Brazil, the GGP share of Aliansce debt — $116.1 million as of Q3 2010 — is excluded. The GGP investment is now in the form of common stock with no obligations for further contributions.

(d)	Reflected at carrying value at September 30, 2010 as the Company adopted accounting principles related to noncontrolling interests in consolidated financial statements and related guidance in the first quarter of 2009 as required.

(e)	Reflects the closing price per share on September 30, 2010 of $15.60.

(f)	Net of 1.4 million treasury shares.

Third Quarter Earnings Announcement
October 29, 2010

NEWS RELEASE FOR IMMEDIATE RELEASE
GENERAL GROWTH PROPERTIES REPORTS
THIRD QUARTER 2010 OPERATING RESULTS
Chicago, Illinois, October 29, 2010 — General Growth Properties (NYSE: GGP) today announced operating results for the three months ending September 30, 2010.
For the third quarter of 2010, Retail and Other Segment net operating income (NOI) was $581.8 million compared to $582.9 million for the third quarter of 2009. Loss per share was $0.73 in the third quarter of 2010 compared to a loss of $0.38 in the third quarter of 2009. Core Funds from Operations (Core FFO) were losses of $29.3 million in the third quarter of 2010 compared to a positive $88.9 million in the third quarter of 2009. Decreases in the third quarter of 2010 were primarily the result of net incremental reorganization expense items of approximately $79.9 million and incremental accrued interest expense (related to final consensual plans of reorganization which were approved on October 21, 2010) of approximately $83.7 million. During the quarter, tenant sales at comparable properties increased by 10.2% over the third quarter of 2009, building on the year-over-year sales growth momentum in the first and second quarter of 7.5% and 7.8% respectively.
A schedule showing adjustments and non-comparable income and expense items and their impact on 2010 and 2009 NOI from the Retail and Other Segment is provided with this release. Concurrent with this release, the Company has made available on its website its quarterly package of supplemental financial information, which provides additional operational result detail.
THIRD QUARTER 2010 AND 2009 COMPARABLE RETAIL AND OTHER SEGMENT NOI

	($ in thousands)
	2010	2009
Retail and Other Segment NOI	$581,829	$582,852

Adjustments	(15,469)	(10,498)

Comparable Retail and Other Segment NOI	$566,360	$572,354

Decrease in Comparable Retail and Other Segment NOI	(1.0%)
“GGP’s underlying operating performance continues to improve. We are particularly pleased with the improving retail sales performance of our malls,” said Adam Metz, chief executive officer of GGP. “Comparable tenant sales rose more than 10 percent in the quarter from the same quarter in 2009, which is evidence that our operational strategy is working. During the restructuring, GGP’s employees remained very focused on maintaining high standards at our properties to ensure that they continue to perform for our shoppers and retailers. I am happy to report that we accomplished that. We expect these sales results to drive rents on a long-term basis, which bodes well for the future performance of ‘new’ GGP once it emerges from bankruptcy early next month. As the next management team takes the helm, I am confident that GGP has a strong financial and operational foundation for a successful future.”
As previously announced on October 28, 2010, Sandeep Mathrani will become the chief executive officer of the “new” GGP at the beginning of 2011. Mr. Metz will step down as CEO at the end of the year.
CORE FFO, FFO AND EPS HIGHLIGHTS
•	Core FFO for the third quarter of 2010 was a loss of $29.3 million, or a loss of $0.09 per fully diluted share, compared to a positive $88.9 million, or $0.28 per fully diluted share, for the third
CONTACT: David Keating, vice president of corporate communications, (312) 960-6325, david.keating@ggp.com quarter of 2009. Core FFO excludes results from the Master Planned Communities segment and the (provision for) benefit from income taxes. FFO was a loss of $27.8 million in the third quarter of 2010 compared to $100.2 million in the third quarter of 2009, a decrease of approximately $128 million. The primary drivers for these quarterly decreases were an increase of approximately $79.9 million in net reorganization expense items in 2010 and the recognition of approximately $83.7 million of incremental accrued interest expense related to loans of debtors which have had their consensual plans of reorganization recently confirmed by the Bankruptcy Court. Such increases were partially offset by a reduction in aggregate provisions for impairment of approximately $56.3 million compared to third quarter 2009.

•	EPS were a loss of $0.73 in the third quarter of 2010 compared to a loss of $0.38 in the third quarter of 2009. A substantial majority of the additional loss in EPS in 2010 was due to the items listed in the attached supplemental comparative schedule of matters affecting NOI, Core FFO and FFO described above.
CAPITAL TRANSACTIONS
During the third quarter of 2010, General Growth Properties, on behalf of certain of its Unconsolidated Joint Ventures, refinanced three individual secured mortgage loans totaling approximately $615 million at a weighted average interest rate of approximately 4.66% and at a weighted average term of approximately 10 years. Total net proceeds, at GGP’s share, were approximately $98.2 million and the weighted average loan to value ratio at closing was approximately 45%. Also during the quarter, General Growth Properties restructured a $260.0 million secured mortgage loan on behalf of another Unconsolidated Joint Venture, at an interest rate of approximately 6.65%. Total net proceeds, at GGP’s share, were approximately ($10.4 million) and the maturity date was extended an additional 5 years.
SEGMENT RESULTS
Retail and Other Segment
▪	Comparable tenant sales on a trailing 12 month basis increased to $426 per square foot or 3.6% compared to the same period last year. On a quarterly basis, comparable tenant sales rose a strong 10.2% year-over-year, with first half momentum growing in third quarter.

▪	Retail Center occupancy increased to 91.4% at September 30, 2010, from 91.3% at September 30, 2009.

▪	NOI in this segment was $581.8 million for the third quarter of 2010 compared to $582.9 million for the third quarter of 2009. Excluding the items detailed in the attached schedule of significant items that impact comparability, NOI for the third quarter of 2010 declined 1.0% year-over-year primarily due to lower temporary tenant revenue and occupancy and lower NOI at GGP’s Special Consideration Properties (the 13 properties identified as underperforming assets as part of our bankruptcy emergence and loan restructuring process). At those properties, aggregate NOI decreased approximately $2.0 million in the third quarter of 2010 compared to the third quarter of 2009.

▪	Revenues from consolidated properties declined $1.9 million, or approximately 0.3%, for the third quarter of 2010 to $732.2 million from $734.0 million in the third quarter of 2009.

▪	Revenues from unconsolidated properties at the Company’s ownership share were $144.2 million for the third quarter of 2010, a decline from $147.6 million in 2009, primarily due to declines in temporary tenant rents.
Operational Highlights
GGP continues to strengthen its assets and operational performance in order to maximize value over the long term. GGP invests in its properties to enhance their positions in the market and their appeal to shoppers and tenants and is committed to fostering long-lasting relationships with its retail partners. During the third quarter, the company signed 1.8 million square feet of new and renewal leases.
•	GGP continues to attract some of the nation’s leading retailers and new concept stores. In the third quarter, Forever 21 opened five new stores totaling more than 393,000 square feet, including three in Texas (Baybrook Mall and The Woodlands in Houston and North Star Mall in San Antonio).
CONTACT: David Keating, vice president of corporate communications, (312) 960-6325, david.keating@ggp.com

Luxury fashion designer Michael Kors opened five new stores at Oakbrook Center, Park Meadows, Towson Town Center, Staten Island Mall, and Tysons Galleria; and Australian-based retailer Cotton On signed leases to open seven new stores at California and Florida-based properties. The company also opened another new Apple store at Boise Towne Square in September.
Master Planned Communities Segment
GGP’s Master Planned Community segment includes The Woodlands and Bridgeland, both in the Houston metropolitan area; Summerlin in Las Vegas; and Columbia and Emerson in Maryland. This segment also includes the Nouvelle at Natick condominium project in Massachusetts. As a result of the confirmation of GGP’s plan of reorganization on October 21, 2010, the projects in this segment will be part of the assets included in The Howard Hughes Corporation (“THHC”), a new company that will be created upon GGP’s emergence from bankruptcy.
•	During the quarter, GGP sold 24 units at its Nouvelle Natick condominium project and has executed sales contracts pending for an additional 7 units. Such unit sales yielded recognized revenues of approximately $10.3 million for the third quarter of 2010.

•	Land sale revenues for the third quarter of 2010 were $10.0 million for consolidated master planned communities and $10.8 million (at the Company’s ownership share) for The Woodlands, the company’s unconsolidated community, compared to $7.4 million and $7.8 million, respectively, for the third quarter of 2009. Increases in land sale revenues for the consolidated master planned communities were largely a result of the collection of participation amounts on previous sales as lot sales to residential builders continue to reflect continued weak overall demand for individual lots. The increases in revenues at The Woodlands are predominantly due to increases in commercial acreage sold, with 11.3 acres sold in 2010 compared to 0.6 acres sold in 2009.

•	NOI from the Master Planned Communities segment for the third quarter of 2010 was $0.5 million for consolidated properties and $2.7 million for the unconsolidated properties, as margins from lot or unit sales did not significantly exceed selling and community/property-specific general and administrative costs, which are largely fixed.
SUMMARY OF BANKRUPTCY EMERGENCE PLANS
On October 21, 2010, the U.S. Bankruptcy Court for the Southern District of New York confirmed the Company’s plan of reorganization. GGP expects to emerge from Chapter 11 restructuring on or around November 8th.
GGP will emerge from its financial restructuring with a strong balance sheet and substantially less debt, providing it with a solid financial foundation on which to execute its growth strategy. Upon emergence, GGP will have a significantly improved capital structure, having secured $6.8 billion in equity commitments from Brookfield Asset Management, Fairholme Funds, Pershing Square Capital Management, and The Teacher Retirement System of Texas (and Blackstone, if it elects, as anticipated, to subscribe to a portion of such $6.8 billion in equity).
As part of its plan of reorganization, GGP will split upon emergence into two separate publicly traded corporations, a reorganized GGP (“New GGP”) and The Howard Hughes Corporation (“THHC”), with current shareholders receiving common stock in both companies. New GGP will remain the second-largest shopping mall owner and operator in the country, with more than 185 regional malls in 43 states, and will focus on largely stable, income-producing shopping malls and other real estate assets. THHC, a spin-off company, will consist of GGP’s portfolio of master planned communities and other strategic real estate development opportunities. The plan of reorganization yields a substantial recovery to current common stockholders of GGP, who will as a group own a majority of the outstanding common stock of THHC and a significant minority of the outstanding common stock of New GGP upon emergence.
All pre-petition GGP creditors will be satisfied in full. The restructured loans provide for the repayment of such restructured secured mortgage debt without any prepayment penalties. In addition, the holders of $1.65 billion of certain corporate bonds have elected to either exchange their holdings for new, longer-dated bonds or be reinstated at existing rates, thereby providing the Company an even more attractive
CONTACT: David Keating, vice president of corporate communications, (312) 960-6325, david.keating@ggp.com maturity profile while allowing the Company to forgo the more costly standby term debt facility it had arranged.
EQUITY OFFERING
A key feature of the $6.8 billion of new capital to be received pursuant to the investment agreements is a clawback provision that provides GGP with the option to replace up to $2.15 billion of the capital being committed by Fairholme, Pershing Square and Teacher Retirement System of Texas with the proceeds of equity issuances at more advantageous pricing. New GGP has filed a registration statement on Form S-11 with the Securities and Exchange Commission to raise public equity shortly after emergence from Chapter 11.
The offering of equity shortly after emergence from Chapter 11 will be made only by means of a prospectus. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The registration statement on Form S-11 may be accessed through the Securities and Exchange Commission’s website at www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS
FUNDS FROM OPERATIONS AND CORE FFO
The Company, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a Real Estate Investment Trust (REIT). The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) attributable to common stockholders (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and including adjustments for unconsolidated partnerships and joint ventures.
The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance. However, the Company believes that FFO is a less meaningful supplemental measure for the Master Planned Communities segment of its business. FFO does not facilitate an understanding of the operating performance of the Master Planned Communities segment of its business as its primary strategy in this segment is to develop and sell land in a manner that increases the value of the remaining land. In addition, the Master Planned Communities segment of the Company’s business is operated within taxable REIT subsidiaries and therefore its (provision for) benefit from income tax expense is largely attributable to this segment of the business. To isolate these parts of the Company from the Retail and Other segment, for which FFO is a relevant measure of operating performance, the Company also uses Core FFO as an operating measure. Core FFO is defined as FFO excluding the NOI from the Master Planned Communities segment and the (provision for) benefit from income taxes.
In order to provide a better understanding of the relationship between Core FFO, FFO and GAAP net income (loss), a reconciliation of Core FFO and FFO to GAAP net income (loss) attributable to common stockholders has been provided. Neither Core FFO nor FFO represent cash flow from operating activities in accordance with GAAP, neither should be considered as an alternative to GAAP net income (loss) attributable to common stockholders and neither is necessarily indicative of cash available to fund cash needs. In addition, the Company has presented FFO on a consolidated and unconsolidated basis (at the Company’s
CONTACT: David Keating, vice president of corporate communications, (312) 960-6325, david.keating@ggp.com ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.
REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPARABLE NOI
The Company believes that NOI is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, land and condominium sales, tenant recoveries and other income) less property and related expenses (real estate taxes, land and condominium sales operating costs, property maintenance costs, marketing and other property expenses). As with FFO described above, NOI has been reflected on a consolidated and unconsolidated basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.
Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or other non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to non-controlling interests, reorganization items, strategic initiatives and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates, land values (with respect to the Master Planned Communities) and operating costs. This measure thereby provides an operating perspective not immediately apparent from GAAP operating or net income (loss) attributable to common stockholders. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.
In addition, management believes that NOI provides useful information to the investment community about the Company’s operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance. For reference, and as an aid in understanding management’s computation of NOI, a reconciliation of NOI to consolidated operating income (loss) as computed in accordance with GAAP has been presented.
Comparable retail and other segment NOI excludes from both years the NOI of properties with significant physical or merchandising changes and those properties acquired or opened during the relevant comparative accounting periods.
PROPERTY INFORMATION
The Company has presented information on its consolidated and unconsolidated properties separately in the accompanying financial schedules. As a significant portion of the Company’s total operations are structured as joint venture arrangements which are unconsolidated, management of the Company believes that operating data with respect to all properties owned provides important insights into the income produced by such investments for the Company as a whole. In addition, the individual items of revenue and expense for the unconsolidated properties have been presented at the Company’s ownership share of such unconsolidated ventures. As substantially all of the management operating philosophies and strategies are the same regardless of ownership structure, an aggregate presentation of NOI and other operating statistics yields a more accurate representation of the relative size and significance of such elements of the Company’s overall operations.
GGP INFORMATION/WEBSITE
The Company currently has ownership interest in more than 200 regional shopping malls in 43 states and internationally, as well as ownership in master planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet of retail space and includes over 24,000 retail stores nationwide. The Company’s common stock is currently traded on the New York Stock Exchange under the symbol GGP. For more information, please visit the Company website at http://www.ggp.com.
CONTACT: David Keating, vice president of corporate communications, (312) 960-6325, david.keating@ggp.com

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, our ability to emerge from bankruptcy pursuant to our approved plan of reorganization, our ability to refinance, extend, restructure or repay our short and intermediate term debt, our substantial level of indebtedness, our ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, our liquidity demands and retail and economic conditions. Readers are referred to the documents filed by General Growth Properties, Inc. with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. The Company disclaims any obligation to update any forward-looking statements.
###
CONTACT: David Keating, vice president of corporate communications, (312) 960-6325, david.keating@ggp.com

GENERAL GROWTH PROPERTIES, INC.
OVERVIEW
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Funds From Operations (“FFO”)

Company stockholders	$(27,209)	$97,963	$306,900	$(7,306)
Operating Partnership unit holders	(623)	2,278	7,037	(181)

Operating Partnership	$(27,832)	$100,241	$313,937	$(7,487)

(Decrease) increase in FFO over comparable prior year period	(127.8)%	(44.0)%	4,293.1%	(101.2)%

FFO per share:
Company stockholders — basic	$(0.09)	$0.31	$0.97	$(0.02)
Operating Partnership — basic	(0.09)	0.31	0.97	(0.02)
Operating Partnership — diluted	(0.09)	0.31	0.96	(0.02)
(Decrease) increase in diluted FFO per share over comparable prior year periods	(129.0)%	(44.6)%	4,900.0%	(101.0)%

Core Funds From Operations (“Core FFO”)
Core FFO	$(29,320)	$88,862	$327,714	$90,530
(Decrease) increase in Core FFO over comparable prior year period	(133.0)%	(55.4)%	262.0%	(85.9)%

Core FFO per share — diluted	(0.09)	0.28	1.01	0.28
(Decrease) increase in diluted Core FFO per share over comparable prior year periods	(132.1)%	(54.8)%	260.7%	(86.4)%

Dividends
Dividends paid per share (a)	$—	$—	$0.19	$—
Payout ratio (% of diluted FFO paid out)	—%	—%	19.8%	—%

Real Estate Property Net Operating Income (“NOI”)
Retail and Other:
Consolidated	$486,550	$486,356	$1,464,210	$1,507,480
Unconsolidated	95,279	96,496	294,803	294,165

Total Retail and Other	581,829	582,852	1,759,013	1,801,645

Master Planned Communities:
Consolidated	520	(2,173)	(3,676)	(111,893)
Unconsolidated	2,744	(847)	9,975	4,172

Total Master Planned Communities	3,264	(3,020)	6,299	(107,721)

Total Real estate property net operating income	$585,093	$579,832	$1,765,312	$1,693,924

	September 30,	December 31,
Selected Balance Sheet Information	2010	2009

Cash and cash equivalents	$630,014	$654,396

Investment in real estate:
Net land, buildings and equipment	$21,271,450	$21,684,661
Developments in progress	424,616	417,969
Net investment in and loans to/from
Unconsolidated Real Estate Affiliates	1,869,381	1,941,024
Investment property and property held for development and sale	1,906,163	1,753,175

Net investment in real estate	$25,471,610	$25,796,829

Total assets	$27,742,933	$28,149,774

Mortgages, notes and loans payable not subject to compromise	$16,927,928	$7,300,772
Mortgages, notes and loans payable subject to compromise (b)	6,932,135	17,155,245
Redeemable noncontrolling interests — Preferred	120,756	120,756
Redeemable noncontrolling interests — Common	115,117	86,077
Total equity	586,385	847,339

Total capitalization (at cost)	$24,682,321	$25,510,189

(a)	Represents 2009 dividend declared in December 2009 that was paid in January 2010 (approximately $6.0 million in cash and 4,923,287 shares of common stock).

(b)	Mortgages, notes and loans payable subject to compromise as of the respective balance sheet dates are for obligations of the Debtors which do not have effective plans of reorganization as of such dates. The contractual principal amount of such mortgages, notes and loans payable reflected as subject to compromise at September 30, 2010, are expected to be $1.86 billion at our projected emergence from bankruptcy on November 8, 2010, as a result of GGP’s confirmed plans of reorganization.

GENERAL GROWTH PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues:
Minimum rents	$487,433	$489,472	$1,464,650	$1,487,288
Tenant recoveries	217,906	217,040	647,744	674,750
Overage rents	10,333	10,408	28,126	26,214
Land and condominium sales	20,290	7,409	85,325	38,844
Management fees and other corporate revenues	14,075	16,851	48,063	57,569
Other	19,655	19,781	62,337	57,031

Total revenues	769,692	760,961	2,336,245	2,341,696

Expenses:
Real estate taxes	71,339	69,925	214,496	210,443
Property maintenance costs	27,176	28,246	89,207	77,704
Marketing	9,043	7,358	22,374	21,840
Other property operating costs	132,441	136,235	387,713	394,414
Land and condominium sales operations	19,770	9,582	89,001	42,046
Provision for doubtful accounts	5,628	5,925	15,575	25,104
Property management and other costs	41,057	44,876	125,007	130,485
General and administrative	9,401	8,324	22,707	22,436
Strategic Initiatives (a)	—	3,328	—	67,341
Provisions for impairment	4,620	60,940	35,893	474,420
Depreciation and amortization	175,336	185,016	527,956	576,103

Total expenses	495,811	559,755	1,529,929	2,042,336

Operating income	273,881	201,206	806,316	299,360

Interest income	274	523	1,087	1,754
Interest expense	(413,237)	(326,357)	(1,050,241)	(983,198)

Loss before income taxes, noncontrolling interests, reorganization items, and equity in income of Unconsolidated Real Estate Affiliates	(139,082)	(124,628)	(242,838)	(682,084)
(Provision for) benefit from income taxes	(1,913)	14,430	(19,797)	10,202
Equity in income of Unconsolidated Real Estate Affiliates	9,789	15,341	60,441	39,218
Reorganization items	(102,517)	(22,597)	(93,216)	(47,515)

Loss from continuing operations	(233,723)	(117,454)	(295,410)	(680,179)
Discontinued operations — gain (loss) on dispositions	—	29	—	(26)

Net loss	(233,723)	(117,425)	(295,410)	(680,205)
Allocation to noncontrolling interests	2,538	(422)	(1,646)	7,876

Net loss attributable to common stockholders	$(231,185)	$(117,847)	$(297,056)	$(672,329)

Basic and Diluted Loss Per Share:
Continuing operations	$(0.73)	$(0.38)	$(0.94)	$(2.16)
Discontinued operations	—	—	—	—

Total basic and diluted loss per share	$(0.73)	$(0.38)	$(0.94)	$(2.16)

(a)	Reclassified from general and administrative, as presented in the third quarter 2009, to conform to the 2009 audited financial statement presentation.

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Three Months Ended September 30, 2010
	Consolidated	Unconsolidated	Segment
Retail and Other	Properties	Properties	Basis
Property revenues:
Minimum rents	$487,433	$94,000	$581,433
Tenant recoveries	217,906	38,364	256,270
Overage rents	10,333	1,065	11,398
Other, including noncontrolling interests	16,505	10,802	27,307

Total property revenues	732,177	144,231	876,408

Property operating expenses:
Real estate taxes	71,339	11,047	82,386
Property maintenance costs	27,176	4,840	32,016
Marketing	9,043	2,009	11,052
Other property operating costs	132,441	30,118	162,559
Provision for doubtful accounts	5,628	938	6,566

Total property operating expenses	245,627	48,952	294,579

Retail and other net operating income	486,550	95,279	581,829

Master Planned Communities
Land and condominium sales	20,290	10,824	31,114
Land and condominium sales operations	(19,770)	(8,080)	(27,850)

Master Planned Communities net operating income	520	2,744	3,264

Real estate property net operating income	$487,070	$98,023	$585,093

Management fees and other corporate revenues	14,075	4,376
Property management and other costs	(41,057)	(8,235)
General and administrative	(9,401)	(5,095)
Provisions for impairment	(4,620)	(20)
Depreciation on non-income producing assets, including headquarters building	(2,428)	—
Interest income	274	2,201
Interest expense	(413,237)	(43,698)
(Provision for) benefit from income taxes	(1,913)	137
Preferred unit distributions	(2,336)	—
Other FFO from noncontrolling interests	528	41
Reorganization items	(102,517)	—

FFO	(75,562)	47,730
Equity in FFO of Unconsolidated Properties	47,730	(47,730)

Operating Partnership FFO	$(27,832)	$—

	Three Months Ended September 30, 2009
	Consolidated	Unconsolidated	Segment
Retail and Other	Properties	Properties	Basis
Property revenues:
Minimum rents	$489,472	$94,264	$583,736
Tenant recoveries	217,040	39,718	256,758
Overage rents	10,408	1,442	11,850
Other, including noncontrolling interests (a)	17,125	12,172	29,297

Total property revenues	734,045	147,596	881,641

Property operating expenses:
Real estate taxes	69,925	11,775	81,700
Property maintenance costs (b)	28,246	5,024	33,270
Marketing	7,358	1,484	8,842
Other property operating costs (b)	136,235	31,278	167,513
Provision for doubtful accounts	5,925	1,539	7,464

Total property operating expenses	247,689	51,100	298,789

Retail and other net operating income	486,356	96,496	582,852

Master Planned Communities
Land and condominium sales	7,409	7,800	15,209
Land and condominium sales operations	(9,582)	(8,647)	(18,229)

Master Planned Communities net operating (loss) income	(2,173)	(847)	(3,020)

Real estate property net operating income	$484,183	$95,649	$579,832

Management fees and other corporate revenues	16,851	4,267
Property management and other costs	(44,876)	(8,660)
General and administrative	(8,324)	(1,390)
Strategic initiatives (c)	(3,328)	—
Provisions for impairment	(60,940)	—
Depreciation on non-income producing assets, including headquarters building	(2,328)	—
Interest income	523	1,040
Interest expense	(326,357)	(36,811)
Benefit from (provision for) income taxes	14,430	(31)
Preferred unit distributions	(2,336)	—
Other FFO from noncontrolling interests	1,246	30
Reorganization items	(22,597)	—

FFO	46,147	54,094
Equity in FFO of Unconsolidated Properties	54,094	(54,094)

Operating Partnership FFO	$100,241	$—

(a)	2009 NOI was reduced by $2.4 million of other revenue, which represents joint venture asset management fees that were reclassified to management fees and other corporate revenues to conform to the 2010 presentation.

(b)	Other property operating costs were increased by $32.0 million of expenses primarily related to cleaning and janitorial costs that were reclassified from property maintenance costs to conform to the 2010 presentation.

(c)	Reclassified from general and administrative, as presented in the third quarter 2009, to conform to the 2009 audited financial statement presentation.

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Nine Months Ended September 30, 2010
	Consolidated	Unconsolidated	Segment
Retail and Other	Properties	Properties	Basis
Property revenues:
Minimum rents	$1,464,650	$288,606	$1,753,256
Tenant recoveries	647,744	115,135	762,879
Overage rents	28,126	3,251	31,377
Other, including noncontrolling interests	53,055	33,143	86,198

Total property revenues	2,193,575	440,135	2,633,710

Property operating expenses:
Real estate taxes	214,496	35,711	250,207
Property maintenance costs	89,207	14,721	103,928
Marketing	22,374	4,637	27,011
Other property operating costs	387,713	87,198	474,911
Provision for doubtful accounts	15,575	3,065	18,640

Total property operating expenses	729,365	145,332	874,697

Retail and other net operating income	1,464,210	294,803	1,759,013

Master Planned Communities
Land and condominium sales	85,325	36,796	122,121
Land and condominium sales operations	(89,001)	(26,821)	(115,822)

Master Planned Communities net operating income	(3,676)	9,975	6,299

Real estate property net operating income	1,460,534	304,778	$1,765,312

Management fees and other corporate revenues	48,063	14,069
Property management and other costs	(125,007)	(27,106)
General and administrative	(22,707)	(4,572)
Provisions for impairment	(35,893)	(441)
Depreciation on non-income producing assets, including headquarters building	(7,221)	—
Interest income	1,087	5,361
Interest expense	(1,050,241)	(129,432)
Provision for income taxes	(19,797)	(279)
Preferred unit distributions	(7,006)	—
Other FFO from noncontrolling interests	2,865	98
Reorganization items	(93,216)	—

FFO	151,461	162,476
Equity in FFO of Unconsolidated Properties	162,476	(162,476)

Operating Partnership FFO	$313,937	$—

	Nine Months Ended September 30, 2009
	Consolidated	Unconsolidated	Segment
Retail and Other	Properties	Properties	Basis
Property revenues:
Minimum rents	$1,487,288	$288,698	$1,775,986
Tenant recoveries	674,750	119,259	794,009
Overage rents	26,214	3,632	29,846
Other, including noncontrolling interests (a)	48,733	37,813	86,546

Total property revenues	2,236,985	449,402	2,686,387

Property operating expenses:
Real estate taxes	210,443	36,620	247,063
Property maintenance costs (b)	77,705	14,023	91,728
Marketing	21,840	4,234	26,074
Other property operating costs (b)	394,413	95,768	490,181
Provision for doubtful accounts	25,104	4,592	29,696

Total property operating expenses	729,505	155,237	884,742

Retail and other net operating income	1,507,480	294,165	1,801,645

Master Planned Communities
Land and condominium sales	38,844	26,320	65,164
Land and condominium sales operations	(42,046)	(22,148)	(64,194)

Master Planned Communities net operating income	(3,202)	4,172	970

Provision for impairment	(108,691)	—	(108,691)

Master Planned Communities net operating (loss) income	(111,893)	4,172	(107,721)

Real estate property net operating income	1,395,587	298,337	$1,693,924

Management fees and other corporate revenues	57,569	12,195
Property management and other costs	(130,485)	(26,960)
General and administrative	(22,436)	(8,133)
Strategic initiatives (c)	(67,341)	—
Provisions for impairment	(365,729)	(3,206)
Depreciation on non-income producing assets, including headquarters building	(7,201)	—
Interest income	1,754	2,972
Interest expense	(983,198)	(120,395)
Benefit from (provision for) income taxes	10,202	(498)
Preferred unit distributions	(7,007)	—
Other FFO from noncontrolling interests	3,912	89
Reorganization items	(47,515)	—

FFO	(161,888)	154,401
Equity in FFO of Unconsolidated Properties	154,401	(154,401)

Operating Partnership FFO	$(7,487)	$—

(a)	2009 NOI was reduced by $8.0 million of other revenue, which represents joint venture asset management fees that were reclassified to management fees and other corporate revenues to conform to the 2010 presentation.

(b)	Other property operating costs were increased by $95.7 million of expenses primarily related to cleaning and janitorial costs that were reclassified from property maintenance costs to conform to the 2010 presentation.

(c)	Reclassified from general and administrative, as presented in the third quarter 2009, to conform to the 2009 audited financial statement presentation.

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL DISCLOSURE OF CERTAIN NON-CASH REVENUES AND EXPENSES REFLECTED IN FFO
(In thousands)

	Three Months Ended		Three Months Ended
	September 30, 2010		September 30, 2009
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$1,318	$(127)	$2,737	$384
Straight-line rent	8,035	3,067	8,480	2,998
Real estate taxes:
Real estate tax stabilization agreement	(981)	—	(981)	—
Other property operating costs:
Non-cash ground rent expense	(1,570)	(249)	(1,576)	(247)
Provisions for impairment	(4,620)	(20)	(60,940)	—
Interest expense:
Mark-to-market adjustments on debt	(18,734)	2,071	3,294	155
Amortization of deferred finance costs	(2,528)	(523)	(9,916)	(396)
Amortization of discount on exchangeable notes	(7,329)	—	(6,897)	—
Termination of interest rate swaps	(596)	—	(4,519)	—
Debt extinguishment costs	(8,850)	(31)	—	—
Non-cash reorganization items	(71,132)	—	7,062	—

Totals	$(106,987)	$4,188	$(63,256)	$2,894

	Nine Months Ended		Nine Months Ended
	September 30, 2010		September 30, 2009
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$4,403	$(42)	$6,094	$3,317
Straight-line rent	27,153	8,117	27,173	9,523
Real estate taxes:
Real estate tax stabilization agreement	(2,943)	—	(2,943)	—
Other property operating costs:
Non-cash ground rent expense	(4,702)	(642)	(4,740)	(927)
Provisions for impairment	(35,893)	(441)	(474,420)	(3,206)
Interest expense:
Mark-to-market adjustments on debt	(9,912)	2,284	9,357	1,486
Amortization of deferred finance costs	(18,880)	(1,361)	(35,889)	(1,221)
Amortization of discount on exchangeable notes	(21,619)	—	(20,347)	—
Termination of interest rate swaps	(9,636)	—	14,156	—
Debt extinguishment costs	(9,007)	(31)	(578)	—
Non-cash reorganization items	127,401	—	(24,114)	—

Totals	$46,365	$7,884	$(506,251)	$8,972

SUPPLEMENTAL SCHEDULE OF MANAGEMENT AND ADMINISTRATIVE COSTS, NET
(In thousands)

	Three Months Ended		Three Months Ended
	September 30, 2010		September 30, 2009
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Management fees and other corporate revenues, net (a)	$8,434	$4,376	$11,210	$4,267
Property management and other costs	(41,057)	(2,594)	(44,876)	(3,019)
General and administrative	(9,401)	(5,095)	(8,324)	(1,390)

Total management and administrative costs, net	$(42,024)	$(3,313)	$(41,990)	$(142)

	Nine Months Ended		Nine Months Ended
	September 30, 2010		September 30, 2009
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Management fees and other corporate revenues, net (a)	$30,737	$14,069	$40,076	$12,195
Property management and other costs	(125,007)	(9,780)	(130,485)	(9,467)
General and administrative	(22,707)	(4,572)	(22,436)	(8,133)

Total management and administrative costs, net	$(116,977)	$(283)	$(112,845)	$(5,405)

(a)	Management and other fees are net of property management fee expense incurred by the unconsolidated properties, at our ownership share, which are reflected as a component of property management and other costs in unconsolidated properties. Such amounts are $5.6 million for the three months ended September 30, 2010, $5.6 million for the three months ended September 30, 2009, $17.3 million for the nine months ended September 30, 2010, and $17.5 million for the nine months ended September 30, 2009.

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL SCHEDULE OF SIGNIFICANT ITEMS THAT IMPACT COMPARABILITY (a)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Retail and other net operating income	$581,829	$582,852	$1,759,013	$1,801,645

Retail and other net operating income adjustments:
Net operating income from noncomparable properties	(10,401)	(9,855)	(31,810)	(33,937)
Corporate and other	(773)	3,216	(624)	3,963
Termination income	(4,295)	(3,859)	(25,127)	(24,053)

Total Retail and other net operating income adjustments	(15,469)	(10,498)	(57,561)	(54,027)

Comparable retail and other net operating income	$566,360	$572,354	$1,701,452	$1,747,618

Core FFO	$(29,320)	$88,862	$327,714	$90,530

Core FFO adjustments:
Retail and other net operating income adjustments	(15,469)	(10,498)	(57,561)	(54,027)
Provisions for impairment:
Operating properties	4,516	18,161	35,290	139,583
Non-recoverable development and pre-development costs	124	36,496	1,044	94,318
Goodwill	—	6,283	—	135,034

Core FFO provisions for impairment	4,640	60,940	36,334	368,935

Reorganization items (b)
Gains on liabilities subject to compromise — vendors	188	(2,670)	(6,687)	(5,049)
Gains on liabilities subject to compromise — mortgage debt	(4,309)	—	(323,319)	—
Restructuring costs	105,287	23,864	419,125	50,071
Interest income	(72)	(16)	(162)	(23)
U.S. Trustee fees	1,423	1,419	4,259	2,516

Total reorganization items	102,517	22,597	93,216	47,515

Strategic initiatives (c)	—	3,328	—	67,341

Termination of interest rate swaps	—	—	—	34,813
Accrued interest expense related to the plan	83,739	—	83,739	—
Total Core FFO adjustments	175,427	76,367	155,728	464,577

Comparable Core FFO	$146,107	$165,229	$483,442	$555,107

Comparable Core FFO per share — diluted	$0.45	$0.52	$1.48	$1.74

(a)	Includes consolidated and unconsolidated properties.

(b)	Reorganization items reflect bankruptcy-related activity, including gains on liabilities subject to compromise, interest income, U.S. Trustee fees, and other restructuring costs, incurred after filing for Chapter 11 protection on April 16, 2009.

(c)	Strategic initiatives include fees and expenses incurred for various consultants and advisors who assisted in the development of strategic alternatives prior to filing for Chapter 11 protection.

GENERAL GROWTH PROPERTIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Reconciliation of Real Estate Property Net Operating Income (“NOI”) to GAAP Operating Income (Loss)
Real estate property net operating income:
Segment basis	$585,093	$579,832	$1,765,312	$1,693,924
Unconsolidated Properties	(98,023)	(95,649)	(304,778)	(298,337)

Consolidated Properties	487,070	484,183	1,460,534	1,395,587
Management fees and other corporate revenues	14,075	16,851	48,063	57,569
Property management and other costs	(41,057)	(44,876)	(125,007)	(130,485)
General and administrative	(9,401)	(8,324)	(22,707)	(22,436)
Strategic Inititaives	—	(3,328)	—	(67,341)
Provisions for impairment	(4,620)	(60,940)	(35,893)	(365,729)
Depreciation and amortization	(175,336)	(185,016)	(527,956)	(576,103)
Noncontrolling interest in NOI of Consolidated Properties and other	3,150	2,656	9,282	8,298

Operating income	$273,881	$201,206	$806,316	$299,360

Reconciliation of Core FFO to Funds From Operations (“FFO”) and to GAAP Net Income (Loss) Attributable to Common Stockholders
Core FFO	$(29,320)	$88,862	$327,714	$90,530
Master Planned Communities net operating loss	3,264	(3,020)	6,299	(107,721)
Provision for income taxes	(1,776)	14,399	(20,076)	9,704

Funds From Operations — Operating Partnership	(27,832)	100,241	313,937	(7,487)
Depreciation and amortization of capitalized real estate costs	(211,169)	(221,460)	(634,208)	(684,142)
Gains (losses) on sales of investment properties (a)	757	29	12,683	(26)
Noncontrolling interests in depreciation of Consolidated Properties and other	1,734	862	3,696	2,629
Redeemable noncontrolling interests	5,325	2,481	6,836	16,697

Net loss attributable to common stockholders	$(231,185)	$(117,847)	$(297,056)	$(672,329)

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$98,023	$95,649	$304,778	$298,337
Net property management fees and costs	(3,859)	(4,393)	(13,037)	(14,765)
Net interest expense	(41,497)	(35,771)	(124,071)	(117,423)
General and administrative, provisions for impairment, income taxes and noncontrolling interest in FFO	(4,937)	(1,391)	(5,194)	(11,748)

FFO of unconsolidated properties	47,730	54,094	162,476	154,401
Depreciation and amortization of capitalized real estate costs	(38,261)	(38,770)	(113,473)	(115,239)
Other, including gains on sales of investment properties (a)	320	17	11,438	56

Equity in income of Unconsolidated Real Estate Affiliates	$9,789	$15,341	$60,441	$39,218

Reconciliation of Weighted Average Shares Outstanding
Basic:
Weighted average number of shares outstanding — FFO per share	324,658	319,628	324,114	319,606
Conversion of Operating Partnership units	(7,265)	(7,265)	(7,265)	(7,745)

Weighted average number of Company shares outstanding — GAAP EPS	317,393	312,363	316,849	311,861

Diluted:
Weighted average number of shares outstanding — FFO per share	326,137	319,628	325,567	319,606
Conversion of Operating Partnership units	(7,265)	(7,265)	(7,265)	(7,745)
Effect of dilutive securities — options	(1,479)	—	(1,453)	—

Weighted average number of Company shares outstanding — GAAP EPS	317,393	312,363	316,849	311,861

(a)	Included in such amounts for the nine months ended September 30, 2010 is $9.7 million of gain, which is recognized because our Brazilian joint venture issued common stock with an issue price in excess of our carrying value per share of our investment in such venture.

Supplemental Financial Data

GENERAL GROWTH PROPERTIES, INC.
SUMMARY RETAINED FFO & CORE FFO
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Cash From Recurring Operations
FFO — Operating Partnership	$(27,832)	$100,241	$313,937	$(7,487)
Plus (Less):
Master Planned Communities non-cash adjustment	(483)	(949)	(5,747)	9,552
Land development expenditures, net of related financing	(3,795)	(1,384)	(18,626)	(17,576)
Deferred income taxes	(2,538)	(1,531)	1,358	(11,328)
Tenant allowances and capitalized leasing costs (a) (b) (c)	(23,499)	(20,116)	(61,885)	(75,672)
Capital expenditures (d)	(24,276)	(3,362)	(50,931)	(9,997)
Above- and below-market tenant leases, net	(1,191)	(3,121)	(4,361)	(9,411)
Straight-line rent adjustment	(11,102)	(11,478)	(35,270)	(36,696)
Real estate tax stabilization agreement	981	981	2,943	2,943
Non-cash ground rent expense	1,819	1,823	5,344	5,667
Provisions for impairment	4,640	60,940	36,334	477,626
Mark-to-market adjustments on debt	16,663	(3,449)	7,628	(10,843)
Amortization of deferred finance costs	3,051	10,312	20,241	37,110
Amortization of discount on exchangeable notes	7,329	6,897	21,619	20,347
Termination of interest rate swaps	596	4,519	9,636	(14,156)
Debt extinguishment costs	8,881	—	9,038	578
Non-cash reorganization items	71,132	(7,062)	(127,401)	24,114

Cash From Recurring Operations — Operating Partnership	$20,376	$133,261	$123,857	$384,771

Retained Funds From Recurring Operations
Cash From Recurring Operations — Operating Partnership (from above)	$20,376	$133,261	$123,857	$384,771
Less common and preferred dividends/distributions paid (e)	(379)	(102)	(60,166)	(982)

Retained Funds From Recurring Operations — Operating Partnership	$19,997	$133,159	$63,691	$383,789

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Core FFO
Operating Partnership FFO	$(27,832)	$100,241	$313,937	$(7,487)
Exclusions, at the Company’s share:
Master Planned Communities net operating loss (income)	(3,264)	3,020	(6,299)	107,721
Provision for (benefit from) income taxes	1,776	(14,399)	20,076	(9,704)

Core FFO	$(29,320)	$88,862	$327,714	$90,530

Weighted average shares assuming full conversion of Operating Partnership Units — diluted	326,137	319,628	325,567	319,606

Core FFO — per share	$(0.09)	$0.28	$1.01	$0.28

(a)	Certain prior period amounts have been reclassified to conform to the current period presentation.

(b)	Reflects only tenant allowances on currently operating properties or projects; allowances that relate to new and redevelopment projects are excluded (see Expansions, Redevelopments and New Developments Section).

(c)	Prior period tenant allowances and leasing costs have been restated to cash basis from accrual.

(d)	Reflects only non-tenant operating capital expenditures; tenant allowances (per (b) above) and capital expenditures that relate to new and redevelopment/renovation projects are excluded. Certain prior period amounts have been reclassified to conform to the current period presentation.

(e)	Includes common stock issued as a dividend.

GENERAL GROWTH PROPERTIES, INC.
TENANT ALLOWANCES, ABOVE- AND BELOW-MARKET TENANT LEASES & STRAIGHT LINE RENT
(dollars in thousands)

(a)	Reflects only tenant allowances on currently operating properties or projects; allowances that relate to new and redevelopment projects are excluded (see Expansions, Redevelopments and New Developments Section).

(b)	Prior period tenant allowances and leasing costs have been restated to cash basis from accrual.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — NET OPERATING INCOME BY COMMUNITY (a)
(dollars in thousands)

						Unconsolidated
	Consolidated Properties					Property @ Share	Company Portfolio
	Maryland Properties	Summerlin	Bridgeland	Nouvelle at Natick	Total Consolidated	The Woodlands	Total MPC Segment
Three Months Ended

September 30, 2010
Land and Condominium Sales (b) (c)	$2,482	$3,110	$4,442	$10,256	$20,290	$10,824	$31,114
Land and Condominium Sales Operations (c) (d) (e)	2,861	4,109	3,183	9,617	19,770	8,080	27,850

Net Operating Income (Loss)	$(379)	$(999)	$1,259	$639	$520	$2,744	$3,264

September 30, 2009
Land and Condominium Sales (b)	$1,114	$2,035	$4,260	$—	$7,409	$7,800	$15,209
Land Sales Operations (d) (e)	1,001	4,317	2,812	1,452	9,582	8,647	18,229

Net Operating Income (Loss) before provision for impairment	$113	$(2,282)	$1,448	$(1,452)	$(2,173)	$(847)	$(3,020)

Nine Months Ended

September 30, 2010
Land and Condominium Sales (b) (c)	$4,847	$6,116	$11,178	$63,184	$85,325	$36,796	$122,121
Land and Condominium Sales Operations (c) (d) (e)	5,182	17,827	7,755	58,237	89,001	26,821	115,822

Net Operating Income (Loss) before provision for impairment (f)	$(335)	$(11,711)	$3,423	$4,947	$(3,676)	$9,975	$6,299

September 30, 2009
Land and Condominium Sales (b)	$20,289	$9,421	$9,134	$—	$38,844	$26,320	$65,164
Land and Condominium Sales Operations (d) (e)	17,991	15,766	6,838	1,452	42,046	22,148	64,194

Net Operating Income (Loss) before provision for impairment	$2,298	$(6,345)	$2,296	$(1,452)	$(3,202)	$4,172	$970

Net Cash Flow Generated (e)

	Nine Months ended September 30,
	2010	2009
Net Operating Income	$1,352	$2,422
Cost of Land Sales	7,089	$20,148
The Woodlands NOI (f)	(9,975)	$(4,172)
Other Adjustments to Derive Cash Generated (g)	(2,861)	$(6,424)

Non-cash Adjustments	(5,747)	$9,552

Total Cash Generated	(4,394)	$11,974

Land Development Expenditures, Net of Related Financing	(18,626)	$(17,576)

Estimated Net Cash Flow from Master Planned Communities (h)	$(23,020)	$(5,602)

(a)	For the Master Planned Community segment, Net Operating Income presented above is equivalent to earnings before interest, taxes, and depreciation (“EBITDA”) related to the segment, as adjusted for our applicable share of The Woodlands EBITDA.

(b)	Includes builder price participation.

(c)	The increase in land sales operations in 2010 was primarily the result of the recognition of $63.2 million of deferred revenue and $58.2 million of associated costs of sales related to condominium unit sales at the Nouvelle at Natick that surpassed the the threshold of sold units in order to recognize revenue.

(d)	Land Sales Operations includes selling and general and administrative expenses.

(e)	Land Sales Operations for Summerlin for 2009 includes quarterly accruals for semi-annual distributions pursuant to the Contingent Stock Agreement (“CSA”).

(f)	Since The Woodlands partnership retains all funds until the end of the year, The Woodlands NOI is excluded from the Estimated Net Cash Flow generated by Master Planned Communities segment. The Woodlands partnership did not distribute any cash during 2010.

(g)	Includes a collections of builder notes receivable, deposits on future sales, conversion of accrual basis expenses to a cash basis including semi-annual distributions pursuant to the CSA in 2009, builder price participation and other miscellaneous items.

(h)	For 2009, estimated net cash flow used excludes any additional payments under the CSA. It also excludes any provision for income taxes on the earnings of the Master Planned Communities segment which is operated through taxable REIT subsidiaries.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — LOT SALES, PRICING AND ACREAGE BY COMMUNITY (a)
(dollars in thousands)

		Lot Sales and Pricing (b)		Acreage (c)
		Nine Months Ended		Total		Remaining
		September 30th		Gross		Saleable
		2010	2009	Acres		Acres
Maryland Properties (d)

Residential	- Acres Sold	—	247.4			12
	- Average Price/Acre	$—	$73

Commercial	- Acres Sold	—	—			291
	- Average Price/Acre	$—	$—

Maryland Properties Acreage				16,450	(e)	303

Summerlin (f)

Residential	- Acres Sold	1.0	—			6,558
	- Average Price/Acre	$1,418	$—

Commercial	- Acres Sold	—	4.4			625
	- Average Price/Acre	$—	$999

Summerlin Acreage				22,500		7,183

Bridgeland
Residential	- Acres Sold	41.3	13.2			3,964
	- Average Price/Acre	$252	$248

Commercial	- Acres Sold	—	14.80			1,246
	- Average Price/Acre	$—	$50

Bridgeland Acreage				11,400		5,210	(e)

The Woodlands (g)
Residential	- Acres Sold	144.2	61.6			1,048
	- Average Price/Acre	$362	$423

Commercial	- Acres Sold	36.02	15.3			1,000
	- Average Price/Acre	$417	$370
The Woodlands Acreage				28,400		2,048

(a)	Excludes operations from our residential condominium project, although Nouvelle has 63 remaining units to be sold.

(b)	Lot Sales and Pricing — This is the aggregate contract price paid for all parcels sold in that community of that property type, divided by the relevant acres sold in that period and is based on sales closed. This average price can fluctuate widely, depending on location of the parcels within a community and the unit price and density of what is sold. Note also that the price indicated does not include payments received under builders’ price participation agreements, where the Company may receive additional proceeds post-sale and record those revenues at that later date, based on the final selling price of the home. In some cases, these payments have been significant with respect to the initial lot price. In addition, there will be other timing differences between lot sales and reported revenue, due to financial statement revenue recognition limitations. The above pricing data also does not reflect the impact of income tax, which can have a material impact on valuation. Due to the possibility of wide fluctuations in any given period, drawing broad conclusions based on any given quarter’s data is not recommended.

Reference is made to other disclosures in our filings on Forms 10-Q and 10-K, as well as in this supplemental financial information for a discussion of the valuation of this segment of our business.

(c)	Acreage:

Residential - This includes standard, custom, and high density residential land parcels. Standard residential lots are designated for detached and attached single- and multi-family homes, of a broad range, from entry-level to luxury homes. At Summerlin, we have designated certain residential parcels as custom lots as their premium price reflects their larger size and other distinguishing features — such as being within a gated community, having golf course access, or being located at higher elevations. High density residential includes townhomes, apartments, and condominiums.

Commercial - Designated for retail, office, services, and other for-profit activities, as well as those parcels allocated for use by government, schools, houses of worship, and other not-for-profit entities.

Gross Acres - Encompasses all of the land located within the borders of the master planned community, including parcels already sold, saleable parcels, and non-saleable areas, such as roads, parks, and recreation and conservation areas.

Remaining Saleable Acres - Includes only parcels that are intended for sale. Excludes non-saleable acres as defined above. The mix of intended use, as well as the amount of remaining saleable acres, are primarily based on assumptions regarding entitlements and zoning of the remaining project and are likely to change over time as the master plan is refined.

(d)	Maryland Properties include Columbia, Gateway, Emerson and Fairwood.

(e)	Amount has been adjusted for current estimates of Total Gross Acres and Remaining Saleable Acres

(f)	Summerlin — Average price per acre includes assumption of special improvement district financing.

(g)	The Woodlands — Shown at 100% for context. GGP’s economic share of The Woodlands is 52.5%.

GENERAL GROWTH PROPERTIES, INC.
CAPITAL INFORMATION
(dollars in thousands except per share data)

	9/30/2010	12/31/2009	12/31/2008	12/31/2007
Capital Information

Closing common stock price per share	$15.60	$11.56	$1.29	$41.18
52 Week High (a)	18.15	13.24	44.23	67.43
52 Week Low (a)	3.57	0.32	0.24	39.31
Total Return — Trailing Twelve Months (share depreciation/appreciation and dividend)	225.6%	-16.8%	-93.2%	-17.6%

Common Shares and Common Units outstanding at end of period	324,656,923 (b)	319,646,263 (b)	319,576,582 (b)	295,749,082

Portfolio Capitalization Data
Total Portfolio Debt (d)
Fixed	$21,896,801	$21,738,116	$23,070,699	$23,580,449
Variable	5,448,159	6,076,744	4,755,927	3,546,063
Total Preferred Securities	121,232	121,232	121,232	121,482
Common stock and Operating Partnership units outstanding at end of period (e)	5,066,434	3,695,111	412,254	12,178,947

Total Market Capitalization at end of period (f)	$32,532,626	$31,631,203	$28,360,112	$39,426,941

Leverage Ratio (%)	84.1%	87.9%	98.1%	68.8%

(a)	52-week pricing information includes intra-day highs and lows.

(b)	Net of 1.4 million treasury shares; assumes conversion of Operating Partnership units.

(c)	Excludes liabilities to special improvement districts, noncontrolling interest adjustment and mark-to-market adjustments and includes the effect of interest rate swaps.

(d)	Company consolidated debt at September 30, 2010 includes approximately $6.9 billion of mortgage and other notes payable which are currently subject to compromise as certain of our operating entities are operating under chapter 11 protection. The contractual principal amount of such mortgages, notes, and loans payable reflected as subject to compromise at September 30, 2010, are expected to be $1.86 billion at our projected emergence from bankruptcy in November 2010, as a result of GGP’s confirmed plans of reorganization.

(e)	Reflects the closing price per share on September 30, 2010 of $15.60.

(f)	Excludes shares of common stock issuable on any exchange of the 3.98% Exchangeable Notes due 2027, as such notes are not currently exchangeable as of the period presented.

GENERAL GROWTH PROPERTIES, INC.
CHANGES IN TOTAL COMMON & EQUIVALENT SHARES

	Operating	Company		Total Common
	Partnership	Common	Treasury	& Equivalent
	Units	Shares	Stock	Shares

Common Shares and Operating Partnership Units (“OP Units”) Outstanding at December 31, 2009	7,264,791	313,831,411	(1,449,939)	319,646,263

Common Stock Issued as a dividend	—	4,923,287	—	4,923,287

Issuance of stock for restricted stock grants, net of forfeitures and stock options exercised	—	87,373	—	87,373

Common Shares and OP Units Outstanding at September 30, 2010	7,264,791	318,842,071	(1,449,939)	324,656,923

Net number of common shares issuable assuming exercise of dilutive stock options at September 30, 2010				1,907,382

Diluted Common Shares and OP Units Outstanding at September 30, 2010				326,564,305

Weighted average common shares and OP Units outstanding for the nine months ended September 30, 2010 (Basic)				324,113,401
Weighted average net number of common shares issuable assuming exercise of dilutive stock options and exchange of operating partnership units				1,453,754

Fully Diluted Weighted Average Common Shares and OP Units Outstanding for the nine months ended September 30, 2010 (a)				325,567,155

(a)	Excludes shares of common stock issuable on any exchange of the 3.98% Senior Exchangeable Notes due 2027, as such notes are not currently exchangeable due to our bankruptcy filing as of the period ended September 30, 2010.

GENERAL GROWTH PROPERTIES, INC.
COMMON DIVIDEND HISTORY

(a)	1993 annualized.

(b)	Dividend was suspended October 2008.

(c)	In December 2009, the Company declared a common stock dividend of $0.19 (payable 10% in cash and 90% in stock), paid in January 2010 to satisfy its 2009 REIT distribution requirements.
(d)	Based on FFO definitions that existed during the specified reporting period. As noted above, the Company paid a dividend for the fourth quarter of 2009, 10% in cash and 90% in stock, to satisfy its 2009 REIT distribution requirements.

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT
(dollars in thousands)

Company Debt at September 30, 2010 (at Share)

$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$19,132,723
$5,225,861
$222,298
$2,764,078
$21,896,801
$5,448,159
Consolidated
Unconsolidated
Total at Share
Variable
Fixed

Company Debt at September 30, 2010 (at share)

$2,783,700, 10.2%
$2,664,501, 9.7%
$4,198,712, 15.4%
$17,698,047, 64.7%
Secured Fixed
Unsecured Fixed
Secured Variable
Unsecured Variable

Portfolio Interest Rate History

9.00%
8.00%
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%

	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006 (a)	2007 (a)	2008 (a)	2009 (a)	2010 (a)
Fixed Rate	7.19%	6.89%	7.10%	7.07%	6.39%	6.36%	5.86%	5.58%	5.48%	5.64%	5.53%	5.64%	5.75%	5.74%
Variable Rate	6.84%	6.21%	7.60%	7.89%	3.68%	2.99%	2.31%	4.38%	6.05%	7.04%	6.81%	6.52%	4.03%	2.45%
Average Rate	7.14%	6.69%	7.32%	7.42%	5.88%	5.14%	4.69%	5.10%	5.63%	5.81%	5.70%	5.79%	5.37%	5.09%

(a)	Rates, in the case of Debtors currently operating under chapter 11 protection, are non-default contract rates and all rates include the effects of deferred finance costs, interest rate swaps and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
THIRD QUARTER 2010 FINANCING ACTIVITY
(dollars in thousands)

	Fixed Rate	Floating Rate	Total Debt
June 30, 2010 (a)	$21,431,579	$5,909,364	$27,340,943

New Funding:
Property Related	—	4,157	4,157
Non-Property Related	—	—	—

Refinancings:
Property Related	72,302	15,500	87,802
Non-Property Related	400,000	(400,000)	—

Interest rate SWAP activity	63,000	(63,000)	—

Revolver Borrowings	—	—	—
Other Property Related (b)	(70,080)	(17,862)	(87,942)

Net Change	465,222	(461,205)	4,017

September 30, 2010 (a)	$21,896,801	$5,448,159	$27,344,960

(a)	Includes Company’s share of debt Unconsolidated Real Estate Affiliates. Excludes special improvement districts liability of $64.8 million, minority interest adjustment of $69.3 million, debt mark-to-market adjustments of $584.9 million and the discount on senior notes of ($47.7 million)

(b)	Includes 10000 W. Charleston loan paydown that was paid in conjunction with the approximately $184.6 million of secured debt modifications and extensions that were obtained concurrently with the July-September 2010 emergence from bankruptcy of certain Debtors and other amortization paydowns.

Supplemental Operational Data

GENERAL GROWTH PROPERTIES, INC.
OPERATING STATISTICS, CERTAIN FINANCIAL INFORMATION & TOP TENANTS (a)
AS OF SEPTEMBER 30, 2010

	Consolidated	Unconsolidated	Company
	Retail	Retail	Retail
OPERATING STATISTICS (a)	Properties	Properties	Portfolio (b)
Occupancy	90.4%	94.8%	91.4%
Trailing 12 month total tenant sales per sq. ft.	$408	$482	$426
% change in total sales	3.1%	5.5%	3.8%
% change in comparable sales	3.9%	2.2%	3.6%
Mall and freestanding GLA (in sq. ft.)	50,711,737	14,290,320	65,002,057

CERTAIN FINANCIAL INFORMATION

Average annualized in place sum of rent and recoverable common area costs per sq. ft. (c) (d)	$46.75	$55.87
Average sum of rent and recoverable common area costs per sq. ft. for new/renewal leases (excludes current year acquisitions) (c) (d)	$30.42	$39.16
Average sum of rent and recoverable common area costs per sq. ft. for leases expiring in current year (excludes current year acquisitions) (c) (d)	$34.35	$43.46

Percent of Minimum
Rents, Tenant
Recoveries and
TOP TEN LARGEST TENANTS (COMPANY RETAIL PORTFOLIO)	Other
THE GAP, INC.	3.0%
LIMITED BRANDS, INC	2.8
FOOT LOCKER, INC	2.3
ABERCROMBIE & FITCH STORES, INC	2.2
GOLDEN GATE CAPITAL	1.7
AMERICAN EAGLE OUTFITTERS, INC	1.5
FOREVER 21, INC	1.4
LUXOTTICA RETAIL NORTH AMERICA INC	1.2
MACY’S INC.	1.2
ZALES CORPORATION	1.2

(a)	Data is for 100% of the mall and freestanding GLA in each portfolio, including those properties that are owned by Unconsolidated Real Estate Affiliates. Data excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

(b)	Data presented in the column “Company Retail Portfolio” are weighted average amounts.

(c)	Represents the sum of rent and recoverable common area costs.

(d)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year or less. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Excluding such leases, for Consolidated Properties, the year to date rates for new and renewal leases is $43.34 per square foot and the full year rate of expirations is $48.12 per square foot. For Unconsolidated Properties, such rates are $52.17 per square foot and $59.74 per square foot respectively.

GENERAL GROWTH PROPERTIES, INC.
RETAIL PORTFOLIO GLA, OCCUPANCY, SALES & RENT DATA (a)

GLA as of September 30, 2010

			Total Mall/	Avg. Mall/
	Total Anchor GLA	Avg. Anchor GLA	Freestanding GLA	Freestanding GLA	Total GLA
Consolidated	78,701,738	514,390	50,711,737	331,449	129,413,475
Unconsolidated	21,931,118	626,603	14,290,320	408,295	36,221,438

Company	100,632,856	535,281	65,002,057	345,756	165,634,913
% of Total	60.8%		39.2%		100.0%

Occupancy History

	Consolidated	Unconsolidated	Company
9/30/2010	90.4%	94.8%	91.4%
9/30/2009	90.6%	93.6%	91.3%
12/31/2009	91.0%	93.8%	91.6%
12/31/2008	92.1%	93.9%	92.5%
12/31/2007	93.4%	94.9%	93.8%
12/31/2006	93.4%	94.2%	93.6%

Trailing 12 Month Total Tenant Sales per Square Foot

	Consolidated	Unconsolidated	Company
9/30/2010	$408	$482	$426
9/30/2009	397	447	409
12/31/2009	393	447	406
12/31/2008	423	489	438
12/31/2007 (b)	444	521	462
12/31/2006 (b)	443	473	453

Average in Place Sum of Rent and Recoverable Common Area Costs (at 100%) (c)

	Consolidated	Unconsolidated
9/30/2010	$46.75	$55.87
9/30/2009	46.57	54.44
12/31/2009	47.09	54.98
12/31/2008	46.31	56.44
12/31/2007	44.90	53.35

Sum of Rent and Recoverable Common Area Cost Rates (at 100%) (c)

	Year to Date	Full Year	Rent
	New/Renewals	Expirations	Spread
Consolidated
9/30/2010	$30.42	$34.35	-$3.93
9/30/2009	31.29	35.43	-4.14
12/31/2009	32.02	35.43	-3.41
12/31/2008	38.92	33.68	5.24
12/31/2007	39.64	31.38	8.26
Unconsolidated
9/30/2010	$39.16	$43.46	-$4.30
9/30/2009	42.23	47.05	-4.82
12/31/2009	43.31	47.05	-3.74
12/31/2008	56.02	47.51	8.51
12/31/2007	50.17	37.95	12.22

Occupancy Cost as a % of Sales

	Consolidated	Unconsolidated	Company
9/30/2010	14.0%	14.4%	14.1%
9/30/2009	14.5%	14.9%	14.6%
12/31/2009	14.6%	14.8%	14.7%
12/31/2008 (b)	13.3%	13.1%	13.3%
12/31/2007 (b)	12.5%	12.5%	12.5%
12/31/2006 (b)	12.6%	12.4%	12.5%

(a)	Excludes all international operations which combined represent approximately 2% of segment basis real estate property net operating income. Also excludes community centers.

(b)	As reported, due to tenant sales reporting timelines, data is presented one month behind reporting date.

(c)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year or less. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Excluding such leases, for Consolidated Properties, the year to date rates for new and renewal leases is $43.34 per square foot and the full year rate of expirations is $48.12 per square foot. For Unconsolidated Properties, such rates are $52.17 per square foot and $59.74 per square foot respectively.

GENERAL GROWTH PROPERTIES, INC.
RETAIL AND OTHER NET OPERATING INCOME BY GEOGRAPHIC AREA AT SHARE
(dollars in thousands)

	Nine Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	% of Total	2009	% of Total
West
Alaska, Arizona, California, Colorado, Hawaii,	$614,164	34.9%	$642,427	35.6%
Idaho, Montana, Nevada, New Mexico,
Oregon, Utah, Washington, Wyoming

North Central
Illinois, Iowa, Kansas, Minnesota, Missouri,	221,241	12.6%	226,634	12.6%
Nebraska, North Dakota, South Dakota,
Wisconsin

South Central
Arkansas, Louisiana, Oklahoma, Texas	230,314	13.1%	229,993	12.8%

Northeast
Connecticut, Delaware, Indiana, Kentucky,	453,011	25.8%	463,294	25.7%
Maine, Maryland, Massachusetts, Michigan,
New Hampshire, New Jersey, New York, Ohio,
Pennsylvania, Rhode Island, Vermont,
Virginia, West Virginia

Southeast
Alabama, Florida, Georgia, Mississippi,	209,903	11.9%	217,809	12.1%
North Carolina, South Carolina, Tennessee

International	29,766	1.7%	25,451	1.4%

Corporate and Other (a)	614	0.0%	(3,963)	-0.2%

TOTAL	$1,759,013	100.0%	$1,801,645	100.0%

(a)	Represents miscellaneous items that are included in the Total Retail and Other NOI line item that are not specifically related to retail property operations.

GENERAL GROWTH PROPERTIES, INC.
LEASE EXPIRATION SCHEDULE AND LEASE TERMINATION INCOME AT SHARE
AS OF SEPTEMBER 30, 2010
(in thousands)
  Lease Expiration Schedule (a) (b)

				Unconsolidated at Share (c)
	Consolidated			Sum of Rent		Sum of Rent
	Sum of Rent and		Sum of Rent and	And		and
	Recoverable		Recoverable	Recoverable		Recoverable
	Common Area	Square	Common Area	Common Area	Square	Common Area
	Costs	Footage	Costs/Sq. Ft.	Costs	Footage	Costs/Sq. Ft.

2010	56,543	1,065	53.09	7,304	101	72.32
2011	175,259	3,743	46.82	26,251	457	57.44
2012	236,580	4,568	51.79	29,850	489	61.04
2013	194,382	3,819	50.90	29,687	464	63.98
2014	208,934	3,794	55.07	27,409	404	67.84
2015	214,943	3,598	59.74	40,184	608	66.09
2016	197,555	2,954	66.88	47,241	668	70.72
2017	202,147	2,967	68.13	53,970	694	77.77
2018	228,914	3,083	74.25	55,431	701	79.07
2019	168,166	2,205	76.27	41,154	507	81.17
Subsequent	172,551	2,694	64.05	45,158	688	65.64
Specialty Leasing w/ terms in excess of 12 months	64,617	3,997	16.17	8,125	370	21.96

Total at Share	$2,120,591	38,487	$55.10	$411,764	6,151	$66.94

All Expirations	$2,120,591	38,487	$55.10	$850,047	12,566	$67.65

(a)	Excludes leases on anchors of 30,000 square feet or more and tenants paying percentage rent in lieu of base minimum rent.

(b)	Excludes all international operations which combined represent approximately 2% of segment basis real estate property net operating income. Also excludes community centers.

(c)	Unconsolidated at Share reflect the Company’s interest in the properties owned by the Unconsolidated Real Estate Affiliates.
  Retail Lease Termination Income at Share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Consolidated	$2,460	$3,617	$18,623	$20,248
Unconsolidated	1,856	242	6,702	4,164

Total Termination Income at Share	$4,316	$3,859	$25,325	$24,412

Expansions, Redevelopments & New Developments

GENERAL GROWTH PROPERTIES, INC.
FORECASTED DEVELOPMENT COST SUMMARY (a)
AS OF SEPTEMBER 30, 2010
(in millions at share)
As a result of our Chapter 11 filings, GGP has substantially halted or reduced all development and redevelopment activity, other than projects substantially complete, joint venture projects and projects with commitments we are obligated to fulfill.
  EXPANSIONS AND REDEVELOPMENTS

				Expenditures	Forecasted Cost to
Property	Description	Ownership %	Forecasted Total Cost	through 9/30/2010	Complete	Projected Opening
Christiana Mall Newark, DE	Addition of Nordstrom and Target, interior mall renovation, and lifestyle center expansion	50%	$94.7	$84.9	$9.8	Q1 2011	(b)
Fashion Place Murray, UT	Nordstrom, mall shop and streetscape GLA expansion, and interior mall renovation	100%	110.4	66.1	44.3	Q4 2012	(c)
Saint Louis Galleria Saint Louis, MO	Addition of Nordstrom and mall shop GLA	100%	56.3	33.5	22.8	Q4 2011
Ward Centers Honolulu, HI	Addition of a two level 65,000 sf retail space, parking structure and other retail space	100%	165.3	113.7	51.6	Deferred (d)
Current forecasted cost of other expansion and redevelopment projects not yet open (e)			39.0	21.2	17.8

Total expansion and redevelopment projects not yet open			$465.7	$319.4	$146.3

Current forecasted additional costs to be incurred on recently opened projects (f)					17.5

Grand Total Forecasted Cost to Complete on Expansions and Redevelopment Projects					$163.8

NEW DEVELOPMENTS

			Forecasted Total		Expenditures	Forecasted Cost to
Property	Description	Ownership %	Cost		through 9/30/2010	Complete	Projected Opening
Natick Natick, MA	Nouvelle at Natick - luxury condominiums	100%	$179.9	(g)	$176.5	$3.4	(h	)
Current forecasted cost of other new retail development projects not yet open (e)			57.6		54.0	3.6

Total new development projects not yet open			$237.5		$230.5	$7.0

Current forecasted additional costs to be incurred on recently opened projects (f)						0.0

Grand Total Forecasted Cost to Complete on New Development Projects						$7.0

  GRAND TOTAL FUTURE DEVELOPMENT SPENDING

	2010	2011	Beyond	Total

Grand Total Future Development Spending (i)	$42.4	$94.0	$34.4	$170.8

(a)	Excludes international projects.

(b)	Interior mall renovation and lifestyle expansion were completed Q4 2009. Target expected to open Q4 2010. Nordstrom expected to open Q1 2011.

(c)	Nordstrom and interior mall renovation completed Q1 2009. Remainder of project expected to be completed in phases by Q4 2012.

(d)	Construction of the parking garage component of the project resumed in 2010. Construction of the garage is now anticipated to be fully complete Q1 2011.

(e)	Additional costs to be incurred on other redevelopment and new development projects are primarily construction related.

(f)	Additional costs to be incurred on recently opened projects are primarily tenant related.

(g)	Excludes all provisions for impairment and residential sales.

(h)	Sales period began Q2 2007.

(i)	Inactive projects have been excluded. As of September 30, 2010, we had incurred $3.2M of development costs associated with inactive redevelopments. Any decision to abandon these projects would potentially result in a write off of a substantial portion of the costs incurred to date. Our inactive new developments have a carrying value net of impairments of $112.0M. There can be no assurance that these projects will not create additional impairment provisions.